Exhibit 99.1

D	The Commonwealth of Massachusetts
PC	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation:	Charles River Associates Incorporated

Registered office address:	200 Clarendon Street, T-33, Boston, MA 02116
(number, street, city or town, state, zip code)

These articles of amendment affect article(s):	I
(specify the number(s) of article(s) being amended (I-VI)

Adopted and approved on:	May 6, 2005	by
(month, day, year)

Check the appropriate box below:

☐            the incorporators.

☐            the board of directors without shareholder approval and shareholder approval was not required.

☒            the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment.  If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

ARTICLE I is deleted in its entirety and the following new ARTICLE I is inserted in its place:

“ARTICLE I  The exact name of the corporation is: CRA International, Inc.”

To change the number of shares and the par value (if any) of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by:	/s/ James C. Burrows

(Please check appropriate box)

☐            Chairman of the Board

☒            President

☐            Other Officer

☐            Court-appointed fiduciary

on this 6th day of May, 2005

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06)

I hereby certify that upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed
with me this	6th	day of	May	20	05	at	12:57	p.m.
time

Effective date:

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

/s/ L
Examiner

Res/KB
Name approval

C

M

Filing fee: Minimum filing fee $100.00 per article amended, stock increases $100 per 100,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Peter Rosenblum, Esq.

Foley Hoag LLP

155 Seaport Boulevard, Boston, MA 02210

Telephone:	617-832-1000

Email:	pmr@foleyhoag.com

A copy of this filing will be available on-line at www. sec.state.ma.us/cor once the document is filed.